Exhibit 10.03

NONQUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

pursuant to the

LAUREATE EDUCATION, INC.

2005 STOCK INCENTIVE PLAN

Award Summary Optionee: No. of Options: Exercise Price per Option Share:

THIS NONQUALIFIED STOCK OPTION AGREEMENT FOR NON-EMPLOYEE DIRECTORS (the “Agreement”), made this __________ day of ___________, 20__, evidences the award of ______________ nonqualified stock options (each an “Option” or collectively the “Options”) that have been granted to you, _______________________ (“Optionee”), effective as of ____________, 20__ (the “Grant Date”), pursuant to the Laureate Education, Inc. 2005 Stock Incentive Plan (the “Plan”), subject to and conditioned upon the Optionee’s agreement to the terms described below.  Each Option entitles the Optionee to purchase one share of common stock, par value $0.01 per share, (“Common Stock”) of Laureate Education, Inc., a Maryland corporation (“Laureate”), at $_____ per share.  An executed copy of this Agreement must be returned to Laureate within 30 days of the date hereof.  If not, the Options will be null and void.

WHEREAS, the Optionee is now serving as a non-employee member of the Board of Directors of Laureate, and Laureate desires to have the Optionee remain in such capacity and to afford the Optionee the opportunity to acquire stockownership in Laureate so that the Optionee may have a direct proprietary interest in Laureate’s success; and

WHEREAS, in such capacity Laureate agrees to provide Optionee with confidential and proprietary information and trade secrets in addition to those Optionee already has knowledge of, and

WHEREAS, Laureate and its stockholders have approved the Plan pursuant to which Laureate may, from time to time, enter into stock option agreements with certain of its Eligible Employees as therein defined;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby mutually covenant and agree as follows:

1.             Terminology

Capitalized terms used in this Agreement are defined in the Plan, unless otherwise defined herein.  References in this Agreement to the “Company” shall mean Laureate together with all subsidiaries and Affiliates (as defined in the Plan) of Laureate.

2.             Optionee’s Agreement

(a)                                  In consideration of the Options granted to Optionee pursuant to this Agreement, Optionee agrees and covenants that, except as specifically authorized by the Company or this Agreement, during the term of his Service on the Board and for a period of two (2) years after Optionee’s Service on the Board is terminated for any reason,

(i)            Optionee shall not, regardless of his physical location, directly or indirectly, in any capacity whatsoever, interfere with the business relationships of the Company or compete or assist in competition with the Company

(a)          in any country in the world in which the Company itself, or through its franchisees or licensees, does business, or in regard to which the Company had been engaged in planning to do business prior to Optionee’s termination of Service with the Company and

(b)           in any of the lines of business in which the Company is engaged as of the date of this Agreement, or may enter after the date of this Agreement, and for which line or lines of business Optionee shall have in the course of his Service with the Company provided services or held duties or responsibilities.

Optionee acknowledges that examples of such lines of business include, but are not limited to:

•                  management and expansion of campus-based post-secondary education;

•                  acquisition and networking educational institutions and facilities;

•                  planning, location and construction of satellite educational campuses;

•                  providing distance education in vocational, academic and professional studies; and

•                  development or offering of learning products for the training or enhancement of skills of workers.

Optionee further acknowledges that currently the Company conducts campus-based business in the United States, Mexico, Chile, Brazil and numerous other countries throughout the world, is also engaged in the business of buying educational institutions from the pool of such institutions available for acquisition throughout the world, and provides distance-learning services throughout the world.

As used herein, competing includes providing management, sales, marketing, development, or financial assistance to any business effort that is aimed at offering products or services similar to those provided by the Company or at acquiring foreign universities for operation.  This Agreement, however, does not prevent or limit the right of Optionee to own capital or other securities of any corporation, the securities of which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange, provided that Optionee does not acquire beneficial ownership of more than one percent of the issuer’s outstanding securities of that class.

(ii)           Optionee shall not solicit, encourage or induce any franchisee, customer, supplier, vendor, or contractor of the Company, or any prospect being actively pursued by the Company, to terminate or adversely modify any business relationship with the Company, or not to proceed with, or not to enter into, any business relationship with the Company, nor shall Optionee otherwise interfere with any business relationship between the Company and any of its franchisees, customers, suppliers, vendors or contractors; and

(iii)          Optionee shall not, directly or indirectly, encourage or induce any employee of the Company to terminate his/her employment with the Company, employ any person employed by the Company, or otherwise interfere with or disrupt the Company’s relationship with other employees, nor shall Optionee in any manner, by the provision of information or otherwise, assist in any such effort by a third party.

(b)                                 As additional consideration, both during and after the term of this Agreement, Optionee also shall preserve and protect the confidentiality of, and not disclose to any third party without the Company’s consent, nor shall he use for his own or any third party’s benefit, the Company’s proprietary or confidential information and trade secrets, and all their physical forms, whether disclosed to the Optionee before or after this Agreement is signed.  The Company’s confidential and/or proprietary information and/or trade secrets include, but are not limited to vendor and supplier information, pricing policies, price points, operational methods, marketing plans and strategies, budgets and projections, acquisition techniques, strategies, targets and planning, financial analysis and metrics, know-how, marketing information and techniques, construction methods and models, compilations of technical, financial, legal or other data, research and development, ideas, designs, drawings, customer or prospective customer names or contact information, human resource information and other information related to customers, prices, financial matters, staffing, accounting and management methods.  Such information does not include matter that is known or becomes known to the public without fault of the Optionee, except it shall include compilations of information drawn from public sources where the compilation is not known to the public and is of value because of the effort required for its assembly or where the public information is combined with confidential matter or subjected to confidential review, analysis or enhancement.  Optionee agrees that if he should have any question concerning the extent of this obligation, he shall clear in advance any prospective information disclosure with the Company’s general counsel.

(c)                                  Optionee acknowledges that the foregoing covenants are supplemental to any such covenants by which he is already bound and that they do not replace such pre-existing obligations.  Further, Optionee agrees that the covenant not to compete in Section 2(a) above is ancillary to the agreement herein concerning confidential information and to other agreements between the parties.

(d)                                 Optionee acknowledges and agrees that the foregoing covenants are reasonable and necessary for the protection of the Company’s valid business interests.  Optionee further acknowledges that a violation of any of the covenants will cause immediate and irreparable injury to the Company, for which injury there is no adequate remedy at law.  Optionee expressly agrees that in the event of the actual or threatened breach of such covenants by him, the Company, its successors and assigns shall be entitled to an immediate injunction by a court of competent jurisdiction preventing and restraining such breach.  Optionee acknowledges that the granting of such relief will not be unduly burdensome to him or deprive him of the means to earn a livelihood.  In the event the Optionee breaches any of the covenants in Section 2(a) above, the two-year period shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals.  The two-year period shall continue upon the effective date of any such settlement, judicial, or other resolution.

(e)                                  It is specifically agreed that each of the covenants set forth above in Sections 2(a)(i), (ii) and (iii) and 2(b), and any portions thereof, are severable and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Section 2 shall be unaffected thereby and shall remain in full force to the fullest extent permitted by law.  If any of the covenants is held invalid or unenforceable by reason of length of time, area covered or activity covered, or any combination thereof, or for any other reasons, any court of competent jurisdiction shall adjust, reduce or otherwise reform any such covenant to the extent necessary to cure any invalidity and to protect the interests of the Company to the fullest extent of the law so that the area, time period and scope of activity restricted shall be the maximum area, time period and scope of activity the court deems valid and enforceable, and as reformed such covenant shall then be enforced.

(f)                                    Optionee further agrees to advise the Company of any and all employment, directorships or other service relationships he undertakes for the two-year period after he terminates with the Company and to provide any prospective employer with advance notice of the covenants contained herein.  Optionee also recognizes the Company’s right to advise any prospective or actual employer of him concerning the obligations herein.  In any action for injunctive or other relief in which the Company enforces any of those obligations, the Company shall be entitled to recover from Optionee the costs, including reasonable attorneys’ fees, incurred by the Company in the action, in addition to any other relief awarded by the Court.

3.             Grant of Options

Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee, as of the Grant Date, Options to purchase shares of the Common Stock of Laureate.  The number of shares of Common Stock that may be purchased and the Exercise Price per share at which such shares may be purchased is specified above.

4.             Exercisability of Option

(a)                                  Subject to the terms and conditions described in this Agreement, the Options become vested and exercisable in monthly installments as follows:

One-twelfth of the Options become vested and exercisable on the date that is one month after the Grant Date, and on such date each month thereafter, until fully vested and exercisable upon the expiration of the twelve-month period commencing on the Grant Date.

(b)                                 To the extent not exercised, installments shall accumulate and be exercisable by the Optionee, in whole or in part, at any time on or before the Expiration Date or the earlier termination of the Options.

(c)                                  If Service ceases on account of the Optionee’s death, the outstanding Options shall be fully vested and exercisable as of the date of death.

(d)                                 If Service ceases on account of the Optionee’s Retirement (as defined below), the outstanding Options shall be fully vested and exercisable as of the date of Retirement.  Retirement means any of the following:

Optionee’s age and Service total 65, with a minimum of 7 years of Service;

Optionee’s age and Service total 75, with a minimum of 5 years of Service;

Optionee has 10 years of Service, regardless of age.

For purposes of the definition of “Retirement,” the term “Service” shall have the meaning set forth in the Plan and shall include Service in all capacities as a Non-Employee Director or employee of the Company, and a “year of Service” shall mean a 12 consecutive month period of such Service.

(e)                                  The Options may be exercised only in multiples of whole shares of Common Stock and may not be exercised at any one time as to fewer than one hundred (100) shares of Common Stock, unless the number of shares of Common Stock purchased at such time is the total number of shares of Common Stock in respect of which the Options are then exercisable.

(f)                                    In no event shall the Options be exercisable for a fractional share.

5.             Method of Exercising Option and Payment of Exercise Price

(a)                                  The Options, to the extent exercisable, may be exercised at any time (the “Exercise Date”) on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law.  The Options may be exercised by delivering to the Secretary of the Company or its delegate, from time to time, notice, in such manner and form as the Committee may require from time to time, specifying the number of shares of Common Stock to be purchased (the “Notice”), and either (i) cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Committee, in its discretion, to the order of Laureate for an amount in United States dollars equal to the Exercise Price multiplied by the number of shares of Common Stock specified in the Notice (the “Total Exercise Price”), such payment to be delivered with the Notice, (ii) in the discretion of the Committee, tender (via actual delivery or attestation) to the Company of shares of Common Stock with a Fair Market Value (determined as of the Exercise Date) equal to the Total Exercise Price, (iii) properly executed, irrevocable instructions, in such manner and form as the Committee may require from time to time, to effectuate a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Committee, (iv) any other method delivering the Total Exercise Price as approved by the Committee, or (v) any combination of the foregoing.  An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items.  The Committee may, in its discretion, place limitations on the extent to which shares of Common Stock may be tendered as payment upon exercise of the Options.

(b)                                 In the event of payment of all or a portion of the Total Exercise Price in shares of Common Stock, the Total Exercise Price shall be delivered to the Secretary of the Company not later than the end of the first business day after the Exercise Date and shall be made by delivery of the necessary stock certificates, with executed stock powers attached and such other documents that the Secretary may reasonably request evidencing that the Optionee owns such shares free and clear of liens and other encumbrance and without restriction on transfer, or by attestation in such form as the Secretary may request.  If all or a portion of the Total Exercise Price is paid using shares of Common Stock, then the Notice shall state an acknowledgement that payment of the Total Exercise Price is the Optionee’s liability enforceable by the Company against the Optionee or the Optionee’s estate.

(c)                                  As soon as practicable after the Exercise Date, Laureate shall, subject to the receipt of the Total Exercise Price and withholding tax, if any, issue the number of shares of Common Stock with respect to which such Options shall be so exercised, and shall deliver a certificate (or certificates) therefore, or deliver shares of Common Stock electronically or in certificate form to a designated broker, for the shares issued upon exercise of the Options.  Any share certificates delivered will, unless the shares of Common Stock are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares of Common Stock.

6.             Expiration Date

The Options shall terminate and be of no force or effect after 5:00 p.m. Eastern Time on the last business day coincident with or prior to the 7th anniversary of the Grant Date, unless fully exercised or terminated earlier (the “Expiration Date”).

7.             Termination of Service

(a)                                  Termination of Unexercisable Options If the Optionee’s Service with the Company ceases for any reason, the Options that, after giving effect to the provisions of Section 4, are then unexercisable will terminate immediately upon such cessation.

(b)                                 Exercise Period Following Termination of Service If the Optionee’s Service with the Company ceases for any reason, the Options that are then exercisable will terminate as follows:

(i)            Termination If the Optionee’s Service ceases for any reason other than Disability, Retirement, death or discharge for cause, the Options shall terminate as of the ninetieth (90th) calendar day following the date of termination or, if earlier, upon the Expiration Date.  Provided however, that if all or any portion of the 90-day exercise period shall be a period during which the Optionee is prohibited from trading in the Common Stock, then such 90-day exercise period shall be extended by an amount of time equal to any such prohibited period, but in no event beyond the Expiration Date.

(ii)           Disability If the Optionee’s Service ceases on account of Disability (as defined below) the Options shall terminate 12 months after the date of Disability or, if earlier, upon the Expiration Date.  Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The Committee may require such proof of total and permanent disability as the Committee in its sole discretion deems appropriate and the Committee’s good faith determination as to whether the Optionee is totally and permanently disabled shall be final and binding on all parties concerned.

(iii)          Retirement If the Optionee’s Service ceases on account of the Optionee’s Retirement (as defined in Section 4), the Options shall terminate three years after the date of Retirement or, if earlier, upon the Expiration Date.

(iv)          Death If the Optionee’s Service ceases on account of death or the Optionee’s death occurs during the period described in subsections (i), (ii) or (iii) of this Section 7(b), the Options shall terminate 12 months after the date of death or, if earlier, upon the Expiration Date.  In the event of death, the exercisable Options may be exercised by the Optionee’s executor, personal representative or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.

(v)           Discharge for Cause Notwithstanding anything in this Agreement to the contrary, the Options will terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon the Optionee’s discharge from Service by Laureate’s stockholders for cause in accordance with the by-laws of Laureate.

(c)                                  Determinations by the Committee Any determination made by the Committee with respect to any matter referred to in this Section 7 shall be final and conclusive on all persons affected thereby.

8.                                       Termination of Options/Clawback Payment

The Options are granted as consideration for, and contingent upon, the Optionee agreeing to abide by the restrictive covenants set forth in Section 2 of this Agreement (the “Restrictive Covenants”).  The Optionee further recognizes and affirms that the Restrictive Covenants are material and important terms of this Agreement and it would be difficult to ascertain the damages arising from a violation of the Restrictive Covenants.  Accordingly, notwithstanding anything herein to the contrary, if the Committee or its delegate, in its sole discretion, determines that the Optionee has engaged in any activity that contravenes the Restrictive Covenants, the Optionee agrees that the following shall occur:

(a)                                  The Options will terminate effective on the date on which such determination is made, regardless of whether the Options are vested in whole or in part, unless terminated sooner by operation of another provision of this Agreement; and

(b)                                 With respect to all Common Stock acquired by the Optionee through the exercise of the Options (the “Option Shares”), the Optionee agrees that, within [10] days after receiving from the Company written notification that the Committee has determined, in good faith, that the Optionee has violated the Restrictive Covenants, the Optionee will pay to the Company, in United States dollars, for each Option Share, an amount (the “Option Gain”) equal to the excess, if any, of (i) the Fair Market Value of the Option Share on the respective exercise date upon which it was acquired, over (ii) the Exercise Price paid by the Optionee to acquire the Option Share.  The Option Gain payable will be determined without regard to any market price increase or decrease after the respective exercise date.  In the sole discretion of the Committee, the Optionee, in lieu of making such payment of the Option Gain with respect to an Option Share, may return the Option Share to the Company.  If the Committee permits such return of Option Shares, then as soon as practicable after receipt of a stock power, endorsed in blank, and such other documents that the Committee may reasonably request evidencing that the Optionee owns such Option Shares free and clear of liens and other encumbrance and without restriction on transfer, the Company shall pay to the Optionee, without interest, for each such Option

Share returned, the lower of (x) the Exercise Price paid by the Optionee to acquire the Option Share or (y) the Fair Market Value of such Option Share on the date the stock power and all other documentary evidence requested has been received by the Company.

Nothing in this Section 8 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including injunctive relief or the recovery of any damages that it may additionally prove, and all remedies will be cumulative and not affirmative.

9.                                       Coordination With Other Agreements

To the extent that the Optionee is a party to any agreement with the Company that contains covenants the same as or similar to those set forth in this Agreement (hereinafter referred to as the “Other Agreement”), the Optionee and the Company expressly agree that any remedy available to the Company under this Agreement is in addition to, and does not limit the enforceability of, any remedy available to the Company under such Other Agreement.

10.           Assignability

Except as otherwise provided herein, these Options are not transferable otherwise than by will or the laws of descent and distribution or to an entity, for estate planning purposes, which is directly controlled by the Optionee and are exercisable during the Optionee’s lifetime only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative.  No assignment or transfer of these Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will, the laws of descent and distribution or except as provided above, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer these Options the same shall terminate and be of no force or effect.

11.           Non-Guarantee of Directorship

Nothing in the Plan or this Agreement, the granting of the Options, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that Laureate will retain you as a member of the Board of Directors for any period of time.

12.           No Rights as a Stockholder

The Optionee shall not be deemed for any purpose to be a stockholder of Laureate with respect to the shares represented by these Options until these Options shall have been exercised, payment and issue have been made as herein provided and the Optionee’s name has been entered as a stockholder of record on the books of Laureate.

13.           The Company’s Rights

The existence of these Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the

Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.           Adjustments

The Committee may make various adjustments to the Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, in accordance with the terms of the Plan.  In the event of any transaction resulting in a Change in Control of Laureate, the outstanding Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction or in such other agreement between the Optionee and Laureate, for the continuation or assumption of such Options by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof.  In the event of such termination, the Optionee will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.

15.           Preemption by Applicable Laws or Regulations

Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares of Common Stock, any law, regulation or requirements of any governmental authority having appropriate jurisdiction shall require either the Company or the Optionee to take any action prior to or in connection with the shares of Common Stock then to be issued, sold or repurchased, the issue, sale or repurchase of such shares of Common Stock shall be deferred until such action shall have been taken.

16.           Resolution of Disputes

Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement, shall be final, binding and conclusive on all persons affected thereby.

17.                                 Invalidity or Unenforceability.

It is the intention of the Company and the Optionee that this Agreement shall be enforceable to the fullest extent allowed by law.  In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Optionee agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

18.                                 Waiver.

No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

19.           Amendments

This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be amended in a manner that would have a materially adverse effect on the Options or shares of Common Stock as determined in the discretion of the Committee, except (i) as provided in the Plan or in a written document signed by the Optionee and the Company, or (ii) for the purpose of promoting the objectives of the Plan and only, in such case, if all agreements granting Options to purchase shares of Laureate’s Common Stock pursuant to the Plan that are in effect and not wholly exercised at the time of such amendment shall also be similarly amended with substantially the same effect, and any amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Company shall give written notice to the Optionee of any such alteration or amendment of this Agreement by the Committee as promptly as practical after the adoption thereof.  The foregoing shall not restrict the ability of the Optionee and the Company by mutual consent to alter or amend this Agreement in any manner, which is consistent with the Plan and approved by the Committee.  The Optionee and the Company agree that this Agreement shall be subject to any provision necessary to assure compliance with federal and state securities laws.

20.           Notice

Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:  to the Company at 1001 Fleet Street, Baltimore, Maryland 21202 (Attention:  Office of the Secretary/Legal Department), or at such other address as the Company, by notice, may designate in writing from time to time; to Optionee, at the address as shown on the records of the Company, or at such other address as Optionee, by notice to the Secretary of the Company, may designate in writing from time to time.

21.           Fractional Shares

Any fractional shares concerning an Option shall be eliminated at the time of exercise by rounding down for fractions of less than one-half (1/2) and rounding up for fractions of equal to or more than one-half (1/2).  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

22.           Governing Law and Consent to Jurisdiction

The parties agree that the formation, validity, interpretation and performance of this Agreement shall be governed and interpreted by the substantive laws of Maryland, without reference to its rules of conflicts of law.  Optionee also hereby consents to be subject to personal jurisdiction of the state and federal courts located in Maryland for any action or proceeding arising from or relating to this Agreement.

23.                                 Waiver of Right to Jury Trial and Declaratory Judgment

As a condition of entering into this Agreement, Optionee hereby waives and relinquishes any right to jury trial or any right to a declaratory judgment he may now or hereafter have with respect to any dispute arising out of this Agreement.

24.           Construction

This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.

25.           Nonqualified Nature of Agreement

The Options are not intended to qualify as incentive stock options within the meaning of section 422 of the Code, and this Agreement shall be so construed.  Optionee acknowledges that, upon exercise of the Options, Optionee will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the shares of Common Stock over the Total Exercise Price.

26.           Regulatory Compliance

No Common Stock shall be issued hereunder until the Company has received all necessary regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available.

27.           Incorporation of Plan

This Agreement is entered into under the applicable provisions of the Plan, which is incorporated by reference and made a part hereof.

{Signature page follows}

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and its seal to be affixed hereto, and you, as the Optionee, have hereunto set your hand and seal, on the dates set forth below.

LAUREATE EDUCATION, INC.

By:
Title:
Date:

[SEAL]

THE OPTIONEE:

(SEAL)
Name:
Date: